As filed with the Securities and Exchange Commission on May 24, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SLM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	300 Continental Drive Newark, Delaware 19713	52-2013874
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

(Address of Principal Executive Offices Including Zip Code)

SLM CORPORATION 2012 OMNIBUS INCENTIVE PLAN

SLM CORPORATION AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Laurent C. Lutz

Executive Vice President and General Counsel

SLM Corporation

300 Continental Drive

Newark, Delaware 19713

(Name and Address of Agent For Service)

(302) 283-8000

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.20 par value per share	20,000,000 shares(2)	$13.11(2)	$262,200,000.00(2)	$30,048.12*
Common Stock, $0.20 par value per share	6,000,000 shares(3)	$13.11(3)	$78,660,000.00(3)	$9,014.44*

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), there is also being registered such additional shares of Common Stock that become available under the foregoing plans in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Relates to Common Stock to be issued pursuant to the SLM Corporation 2012 Omnibus Incentive Plan. The maximum offering price per share is estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(c) and (h) under the Securities Act based upon the average high and low prices for the Common Stock as reported on the NASDAQ Global Select Market on May 21, 2012, which was $13.11.
(3)	Relates to Common Stock to be issued pursuant to the SLM Corporation Amended and Restated Employee Stock Purchase Plan. The maximum offering price per share is estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(c) and (h) under the Securities Act based upon the average high and low prices for the Common Stock as reported on the NASDAQ Global Select Market on May 21, 2012, which was $13.11.

INTRODUCTION

This Registration Statement on Form S-8 is filed by SLM Corporation, a Delaware corporation (the “Registrant” or the “Company”), relating to: (a) 20,000,000 shares of the Company’s common stock, par value $.20 per share (the “Common Stock”), to be issued under the SLM Corporation 2012 Omnibus Incentive Plan; and (b) 6,000,000 shares of Common Stock to be issued under the SLM Corporation Amended and Restated Employee Stock Purchase Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Company shall maintain a file of such documents in accordance with the provisions of Rule 428.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents previously filed with the Commission are hereby incorporated by reference into this Registration Statement:

1.	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed February 27, 2012;

2.	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 4, 2012;

3.	The Registrant’s Current Reports on Form 8-K filed on January 11, 2012, January 26, 2012, January 27, 2012, February 28, 2012, March 2, 2012, March 30, 2012 and May 7, 2012; and

4.	The description of the Common Stock set forth under the caption “Description of Registrant’s Securities to be Registered” in the Registrant’s Registration Statement on Form 8-A dated August 7, 1997, as amended on July 27, 1999, together with any amendment or report filed with the Commission for the purpose of updating such description.

All reports and other documents that the Registrant files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that the Company has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement from the date that the Company files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Certain legal matters with respect to the validity of the Common Stock registered hereby have been passed upon for the Registrant by Laurent Lutz, Executive Vice President, General Counsel and Corporate Secretary of the Registrant. Mr. Lutz is employed by the Registrant and is eligible to participate from time to time in the 2012 Omnibus Incentive Plan and the Amended and Restated Employee Stock Purchase Plan.

Item 6.	Indemnification of Directors and Officers.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”), the Registrant’s certificate of incorporation provides that none of the Registrant’s directors will be personally liable to the Registrant or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of the Registrant’s certificate of incorporation by the Registrant’s stockholders will not adversely affect any right of a director existing at the time of such repeal or modification with respect to any act or omission occurring prior to such repeal or modification.

Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys’ fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of being a director or officer of the corporation if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VIII of the Registrant’s By-laws provides that the Registrant will indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant, or is or was a director or officer of the Registrant serving at the request of the Registrant as a director, officer, employee or agent of another entity, against certain liabilities, costs and expenses. Article VIII of the

Registrant’s By-laws also provides for the advancement of expenses to an indemnified party upon receipt of an undertaking by the party to repay those amounts if it is ultimately determined that he or she is not entitled to be indemnified by the Registrant. Any repeal or modification of the provisions of Article VIII of the Registrant’s By-laws will be prospective only and will not in any way adversely affect any right of a director or officer in effect at the time with respect to any act or omission occurring prior to such repeal or modification.

The Registrant has also entered into indemnification agreements (the “Indemnification Agreements”) with its independent directors (individually, an “Indemnitee”). The Indemnification Agreements, among other things, provide for the maximum indemnity permitted for directors under Section 145 of the DGCL and the Registrant’s By-laws, as well as additional procedural protections. The Indemnification Agreements require the Registrant to indemnify the relevant Indemnitee against liability that may arise by reason of his or her status or service as director of the Registrant if the Indemnitee acted in good faith, for a purpose which he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and in the case of a criminal proceeding, in addition, had no reasonable cause to believe that his or her conduct was unlawful. The Indemnification Agreements require the Registrant to advance any expenses incurred by the relevant Indemnitee as a result of any proceeding against him or her, so long as the Indemnitee provides an undertaking that the Indemnitee will repay the advances to the extent that it ultimately is determined that the Indemnitee is not entitled to be indemnified by the Registrant, the expenses have not been paid for under any insurance policy, the underlying claim giving rise to the expenses is not for violation of Section 16(b) of the Exchange Act of 1934, and the claim was not initiated by the Indemnitee.

The Company maintains a director and officer insurance policy which insures the directors and officers of the Company and its subsidiaries, within certain limits and subject to certain limitations, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings in which they are parties by reason of being or having been directors or officers.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-159447) filed on May 22, 2009)

4.2	Certificate of Designation of 7.25% Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 3, 2008)

4.3	By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 21, 2011)

4.4	SLM Corporation 2012 Omnibus Incentive Plan

4.5	SLM Corporation Amended and Restated Employee Stock Purchase Plan

5.1	Opinion of Laurent C. Lutz, Esq., Executive Vice President and General Counsel of SLM Corporation

23.1	Consent of Laurent C. Lutz, Esq. (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9.	Undertakings.

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth herein. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of Delaware, on this 24th day of May, 2012.

SLM CORPORATION

By:	/s/ Albert L. Lord
Name: Albert L. Lord Title: Chief Executive Officer

POWER OF ATTORNEY

Each of the directors and/or officers of the Registrant whose signature appears below hereby appoints Laurent C. Lutz, Executive Vice President and General Counsel, and Carol Rakatansky, Senior Vice President and Corporate Secretary, and each of them (with full power to act alone) severally as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign his or her name and on his behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission any and all amendments, including post-effective amendments, to this Registration Statement as appropriate, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and that each of the undersigned hereby ratifies and confirms that all said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name and Signature	Title	Date

/s/ Albert L. Lord Albert L. Lord	Chief Executive Officer (Principal Executive Officer) and Vice Chairman and Director	May 24, 2012

/s/ Jonathan C. Clark Jonathan C. Clark	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Executive Vice President	May 24, 2012

/s/ Anthony P. Terracciano Anthony P. Terracciano	Chairman of the Board of Directors	May 24, 2012

/s/ Ann Torre Bates Ann Torre Bates	Director	May 24, 2012

/s/ William M. Diefenderfer, III William M. Diefenderfer, III	Director	May 24, 2012

/s/ Diane Suitt Gilleland Diane Suitt Gilleland	Director	May 24, 2012

/s/ Earl A. Goode Earl A. Goode	Director	May 24, 2012

/s/ Ronald F. Hunt Ronald F. Hunt	Director	May 24, 2012

/s/ Barry A. Munitz Barry A. Munitz	Director	May 24, 2012

/s/ Howard H. Newman Howard H. Newman	Director	May 24, 2012

/s/ A. Alexander Porter, Jr. A. Alexander Porter, Jr.	Director	May 24, 2012

/s/ Frank C. Puleo Frank C. Puleo	Director	May 24, 2012

/s/ Wolfgang Schoellkopf Wolfgang Schoellkopf	Director	May 24, 2012

/s/ Steven L. Shapiro Steven L. Shapiro	Director	May 24, 2012

/s/ J. Terry Strange J. Terry Strange	Director	May 24, 2012

/s/ Barry L. Williams Barry L. Williams	Director	May 24, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-159447) filed on May 22, 2009)

4.2	Certificate of Designation of 7.25% Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 3, 2008)

4.3	By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on November 21, 2011)

4.4	SLM Corporation 2012 Omnibus Incentive Plan

4.5	SLM Corporation Amended and Restated Employee Stock Purchase Plan

5.1	Opinion of Laurent C. Lutz, Esq., Executive Vice President and General Counsel of SLM Corporation

23.1	Consent of Laurent C. Lutz, Esq. (contained in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)